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                                                                   Exhibit 10.24


                       SEVERANCE COMPENSATION AGREEMENT


     This Severance Compensation Agreement (the "Agreement") by and between Casual Male Corp., a Massachusetts corporation (the "Company") with its principal place of business at 555 Turnpike Street, Canton, Massachusetts and Stuart M. Glasser of 318 Beacon Street, Boston, Massachusetts 02116 (the "Executive") shall be effective as of the date the Agreement is approved by the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").

     WHEREAS, the Company and certain of its affiliates filed voluntary petitions to reorganize their businesses under Chapter 11 of the United States Bankruptcy Code, as amended, on May 18, 2001, which cases have been administratively consolidated under the heading "Casual Male Corp. et al." and have been assigned case numbers 01-41403(REG) through 01-41418(REG) (the "Chapter 11 Case");

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stakeholders that certain key members of management be provided with the appropriate incentives to cause them to remain employed by the Company pending the Company's reorganization;

     WHEREAS, the Official Committee of Unsecured Creditors of the Company has consented to the Company entering into this Agreement;

     NOW THEREFORE, in consideration of the agreements contained herein including the undertakings of the parties hereto, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, it is covenanted and agreed as follows:

1.   Severance Compensation upon Termination of Employment.
     ------------------------------------------------------

     In the event that the Executive's employment with the Company or any of its affiliates is terminated for one of the reasons described below, the Company shall pay to the Executive the corresponding cash severance payment (the "Severance Payment"):

(a)       Termination Without Cause or For Good Reason.  In the event the
          --------------------------------------------
     Executive's employment with the Company is terminated (x) by the Company without Cause or (y) by the Company or by the Executive for "good reason" (as defined in Section 1(d) below), the Severance Payment shall be the Executive's Annual Base Salary for a period of 18 months and shall be payable to the Executive in accordance with the Company's regular pay intervals for its senior executives beginning immediately following the Executive's Termination Date. That portion of the Severance Payments made pursuant to this Section 1(a) equaling six (6) months

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     of the Executive's Annual Base Salary shall be offset by any salary, earned income, deferred income or other compensation earned by the Executive from other employment during the first six (6) months of the Severance Period, it being understood that the Executive shall use reasonable efforts to find new employment suitable to, and consistent with, his or her training and experience during the first six (6) month period following the Termination Date.

(b)       Change of Control.  In the event that the Executive's employment with
          -----------------
     the Company is terminated by the Company or any successor thereto following or in connection with a "change of control" as defined in Exhibit A hereto then, at the election of the Executive, the Severance Payment shall be either: (x) a payment equal to the Executive's Annual Base Salary for a period of 18 months, payable in accordance with the Company's normal pay intervals for its senior executives, provided, that the portion of such
                                          --------  ----
     Severance Payment equaling six (6) months of Executive's Annual Base Salary shall be offset by any salary, earned income, deferred income or other compensation earned by the Executive from other employment during the first six (6) months of the Severance Period (it being understood that the Executive shall use reasonable efforts to find new employment suitable to, and consistent with, his or her training and experience during the first six (6) month period following the Termination Date) or (y) a payment equal to Executive's Annual Base Salary for a period of 12 months made to the Executive in a single lump sum cash payment within ten (10) business days of the Termination Date, which payment shall not by offset by salary, earned income, deferred income or other income earned by the Executive from other Employment.

(c)       Liquidation of Company.  In the event that the Executive's employment
          ----------------------
     with the Company is terminated by the Company or its estate following or in connection with the conversion of the Company's Chapter 11 Case to a case under Chapter 7 of the United States Bankruptcy Code or other liquidation of the Company, the Severance Payment shall be a payment equal to Executive's Annual Base Salary for a period of 12 months made to the Executive in a single lump sum cash payment within ten (10) business days of the Termination Date, which payment shall not by offset by salary, earned income, deferred income or other income earned by the Executive from other Employment.

(d)       Certain Definitions.  For purposes of this Agreement, the following
          -------------------
     words and phrases shall have the following meanings:

     (i) "Annual Base Salary" shall mean the Executive's base salary in effect on the date of this Agreement, as such base salary may be increased from time to time.

     (ii)      "Termination Date" shall mean the date upon which the

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            Executive formally ceases all regular employment activities on behalf of the Company as recognized by the records of the Company.

     (iii) A termination for "good reason" shall be deemed to have occurred, and the Executive shall be entitled to the benefits set forth in this Section 1, if the Executive voluntarily terminates his employment after the occurrence of any of the following events: (x) the assignment to the Executive of any duties inconsistent with the highest position (including status, offices, titles and reporting requirements), authority, duties or responsibilities attained by the Executive during the period of his employment by the Company; (y) a relocation of the Executive outside the metropolitan Boston area; or
            (z) a decrease in the Executive's compensation (including base salary, bonus or fringe benefits).

     (iv) "Cause" shall mean (w) willful misconduct with regard to the Company intended to have, and having, a material adverse affect on the Company, (x) failure by the Employee to cure a material breach of this Agreement within 15 days after written notice thereof by the Company, (y) refusal to or failure to attempt to follow the reasonable written legal direction of the Board of Directors of the Company or the Chief Executive Officer of the Company or (z) the commission by the Employee of an act constituting a felony.

2.   Effective Date.
     ---------------

     This Agreement shall become effective as of the date on which the Bankruptcy Court grants its approval thereto.

3.   Release of Liability.
     --------------------

     Notwithstanding anything to the contrary herein, as a condition precedent to the Company's obligation to make the Severance Payment described in Section 1 hereof, Executive shall execute and deliver to the Company a release and waiver of employment liabilities in substantially the form attached to this Agreement as Exhibit B, provided, however, that the Company may modify such form from time to time in order for such form to comply with the continually developing law of employment release enforceability.

4.   Confidential Information.
     ------------------------

     The Employee will never use for his own advantage or disclose any proprietary or confidential information relating to the business operations or properties of the Company, any affiliate thereof or any of their respective customers, suppliers, landlords or licensees. On the Termination Date, the Executive will surrender and deliver to the Company all documents and

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information of every kind relating to or connected with the Company and its affiliates and their respective businesses, customers, suppliers, landlords and licensees.

5.   Nonsolicitation of Employees.
     ----------------------------

     (a) For a one (1) year period following the Termination Date, Executive will not, in any manner, hire or engage, or assist any company or business organization by which he is employed or which is directly or indirectly controlled by him to hire or engage, any person who is or was employed by the Company or one of its affiliates at any time during his employment with the Company or during the period of one (1) year thereafter.

     (b) For a one (1) year period following the Termination Date, Executive will not, in any manner, solicit, recruit or induce, or assist any company or business organization by which he is employed or which is directly or indirectly controlled by him to solicit, recruit or induce, any person who is or was employed by the Company or one of its affiliates (or is or was an agent, representative, contractor, project consultant or consultant of the Company or one of its affiliates) at any time during his employment with the Company, or during the period of one (1) year thereafter, to leave his or her employment, relationship or engagement with the Company.


6.   Nonsolicitation of Customers.
     ----------------------------

     (a) Executive agrees that, for a period of one (1) year following the Termination Date he will not, in any manner, solicit for business (or assist any company or business organization by which he is employed or which is directly or indirectly controlled by him to solicit or do business) any customer or client of the Company or any of its affiliates with whom Executive has had contact or for whom Executive has performed services during his employment with the Company.

     (b) Executive agrees that, for a period of one (1) year following the Termination Date, Executive will not, in any manner, solicit for business (or assist any company or business organization by which he is employed or which is directly or indirectly controlled by him to solicit or do business) any customer or client of the Company made known to him by the Company during his employment with the Company.

7.   Company's Sole Severance Obligation.
     -----------------------------------

     Executive acknowledges and agrees that the Severance Payment set forth in
Section 1 is in lieu of and shall preclude any and all other severance or termination payments that would otherwise be made by Company to Executive as the result of Company policy, state or federal laws or regulations or otherwise (including, without limitation, claims under the Worker Adjustment and Retraining Act) and that Company's commitment to make said Severance Payment is subject to and conditioned upon the prior execution by Executive of the release and waiver described in Section 3 above.

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8.   Nonguarantee of Employment.
     ---------------------------

     Nothing contained in this Agreement shall be construed as a contract of employment between the Company and the Executive, or as a right of the Executive to continue in the employ of the Company, or as a limitation of the right of the Company to discharge the Executive with or without cause.

9.   Successors.
     -----------

     (a) This Agreement shall be binding upon the Company, its successors and assigns, and in the event of a Change of Control of the Company or in the event the Company shall be merged or consolidated or otherwise combined into one or more other corporations or other entities, or substantially all of its assets are sold or otherwise transferred to one or more other corporations or entities, this Agreement shall be binding upon the corporation or entity resulting from such merger or consolidation or to which such assets shall be sold or transferred and shall be assignable by it by way of transfer of assets, merger, consolidation or combination to the same extent as if it were the Company. Except as provided above in this Section 8(a), this Agreement shall not be assignable by the Company or its successors and assigns. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

     (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

10.  Assignment by Executive.
     ------------------------

     This Agreement shall not be assignable by the Executive and shall not be subject to attachment, execution, pledge or hypothecation.

11.  Notice.
     -------

     For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and either delivered in hand or by mail by United States registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight courier, and shall be deemed to have been duly given the sooner of when actually received or three (3) days following deposit (a) in the mail by United States registered or certified

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mail, return receipt requested, postage prepaid or (b) with a nationally recognized overnight courier, as follows:

     If to the Company:

          Casual Male Corp.
           555 Turnpike Street
           Canton, MA  02021
           Attn:  Alan I. Weinstein
                  Chief Executive Officer

           Copy to: General Counsel

     If to the Executive:

           Stuart M. Glasser
           318 Beacon Street
           Boston, MA 02116

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

12.  Modification.
     -------------

     No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such party shall be deemed a waiver of any other provisions hereof or of any similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.


13.  Validity.
     ---------

     The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

14.  Governing Law.
     --------------

     This Agreement shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the conflicts of law principles thereof. The parties hereby agree that

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Bankruptcy Court shall retain exclusive jurisdiction to determine any disputes under this Agreement during the pendency of the Chapter 11 Case (or any conversion of such case to a case under Chapter 7 of the United States Bankruptcy Court).

15.  Entire Agreement
     ----------------

     This Agreement constitutes the entire understanding of the parties, and revokes and supersedes all prior agreements between the parties (including, without limitation, any employment agreements, severance agreements and change of control agreements) and is intended as a final expression of their Agreement. This Agreement shall take precedence over any other documents that may be in conflict therewith.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         CASUAL MALE CORP.


                                         By:  /s/ Alan I. Weinstein
                                              ---------------------
                                              Alan I. Weinstein
                                              Chief Executive Officer


                                         EXECUTIVE:


                                              /s/ Stuart M. Glasser
                                              ---------------------
                                              Stuart M. Glasser

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                                   EXHIBIT A

"Change of Control" shall mean the occurrence of any one of the following events:

          (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act") (other than the Company, any of its Subsidiaries, or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its Subsidiaries), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 30% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding shares of Stock of the Company (in either such case other than as a result of an acquisition of securities directly from the Company); or

          (ii) persons who, as of the Effective Date, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

     (iii) the stockholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 80% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

     Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of Stock beneficially owned by any person to 30% or more of the shares of Stock then outstanding or (y) the proportionate voting

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power represented by the Voting Securities beneficially owned by any person to
30% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or
            --------  -------
(y) of this sentence shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

Further, notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of the confirmation of a plan of reorganization under Chapter 11 of the United States Bankruptcy Code pursuant to which the creditors of the Company become the beneficial owners, directly or indirectly, of securities of the Company representing 30% or more of either (A) the combined voting power of the Company's Voting Securities or (B) the then outstanding shares of Stock of the Company.

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                                   EXHIBIT B

                                Form of Release
                                ---------------

     In exchange for the amounts described in the Severance Compensation Agreement dated as of _________, 2001 and other good and valuable consideration, the receipt of which is hereby acknowledged, Executive and his representatives, agents, estate, heirs, successors and assigns, without limitation, hereby irrevocably and unconditionally release and forever discharge the Company, its predecessors, successors, parents, subsidiaries, divisions, affiliates, assigns, and its and their current and former officers, agents, directors, supervisors, employees, representatives, successors and assigns, and all persons acting by, through, under, or in concert with, any of them, from any and all charges, complaints, claims, suits, contracts, causes of action, debts, sums of money, controversies, agreements, promises, damages, and liabilities of any kind or nature whatsoever, both at law and equity, known or unknown, suspected or unsuspected (hereinafter referred to as "claim" or "claims") arising from conduct occurring up to and through the date of this release, including, without limitation, any claims incidental to or arising out of Executive's employment with the Company or the termination thereof. This release is intended by the parties to be all encompassing and to act as a full and total release of any claims, whether specifically enumerated herein or not, that Executive has, may have or has had, that exist or ever have existed, on or prior to the date of this Agreement, including, but not limited to, any claims based upon any federal or state law or regulation dealing with either employment or employment discrimination such as those laws or regulations concerning discrimination on the basis of age, race, color, religion, creed, sex, sex harassment, sexual orientation, national origin, ancestry, marital status, handicap or physical disability, mental disability, medical condition or status as a disabled or Vietnam-era veteran, veteran status or any military service or application for military service; any contract, whether oral or written, express or implied; any tort; or common law.

If applicable:

Waiver of Rights and Claims Under the Age Discrimination in Employment Act of
-----------------------------------------------------------------------------
1967.
-----

     Since Executive is 40 years of age or older, Executive has been informed and agrees that Executive:

     (a) has or may have specific rights and/or claims under the Age Discrimination in Employment Act ("ADEA") of 1967;

     (b) is, in consideration for the amounts and benefits described in the Severance Compensation Agreement dated _______, 2001, specifically waiving such rights and/or claims he might have against the Company, its predecessors, successors, parents, subsidiaries, divisions, affiliates, assigns, and its and their current and former officers, agents, directors, supervisors, employees, representatives, successors and assigns, and all persons acting by, through, under, or in concert with any of them, to the extent such rights and/or claims arose prior to the date this release was executed;

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     (c)  understands that rights or claims under ADEA which may arise after the date this release is executed are not waived by him;

     (d) was advised when presented by the Company with the original draft of this release that he had at least 21 days within which to consider this release; this 21-day review period will not be affected or extended by any revisions which might be made to this release;

     (e) has been advised to consider the terms of this release carefully and of his right to consult with or seek advice from an attorney of his choice or any other person of his choosing prior to executing this release and has not been subject to any undue or improper influence interfering with the exercise of his free will in deciding whether to execute this release;

     (f) has carefully read and fully understands all of the provisions of this release, and he knowingly and voluntarily agrees to all of the terms set forth in this release; and

     (g) after signing this release, Executive may revoke this release for a period of seven (7) days following said execution. The release shall not become effective or enforceable under this revocation period has expired.

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